UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 26, 2014 (June 26, 2014)

TICC CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0188736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

TICC Capital Corp. (the “Company”) today announced the results of its Annual Meeting of Shareholders (the “Meeting”) held on June 26, 2014, during which two matters were submitted to the vote of the shareholders. The Meeting was initially scheduled to commence on June 11, 2014 but a quorum was not present at that time to convene the Meeting. Accordingly, the board of directors of the Company approved a postponement of the Meeting until June 26, 2014 to allow the solicitation of additional votes to ensure that a quorum is present to permit the Meeting to be properly convened.  A summary of the matters voted upon by shareholders at the Meeting on June 26, 2014 is set forth below.

1. Stockholders approved a proposal to authorize the Company to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, in each case subject to the approval of its Board of Directors and compliance with the conditions set forth in the proxy statement pertaining thereto (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such offering) based on the following votes:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
With Affiliates	26,177,091	5,276,040	762,316	N/A
% of Voted*	81.25%	16.38%	2.37%	N/A
Without Affiliates	25,176,969	5,276,040	762,316	N/A
% of Voted*	80.66%	16.90%	2.44%	N/A

* For purposes of this proposal, the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Meeting that are not held by affiliated persons of the Company was required to approve this proposal. For purposes of this proposal, the Investment Company Act of 1940, as amended, defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company, whichever is the less.

2. Shareholders approved an adjournment of the Meeting to allow the polls to remain open until 10:00 a.m. on July 17, 2014 for the election of each of Charles M. Royce and Steven P. Novak as a director of the Company each for a three-year term based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,215,447	0	N/A	N/A

A vote was not taken on June 26, 2014 with respect to the proposal to elect each of Messrs. Royce and Novak as a director of the Company to provide additional time for shareholders to vote on this proposal. As of June 26, 2014, there were 27,998,176 and 27,998,176 shares that had not yet voted on the proposal to elect Mr. Royce and Mr. Novak, respectively, as a director of the Company. Of the shares that had voted, 90.3% and 93.3% had voted to in favor of electing Mr. Royce and Mr. Novak, respectively, as a director of the Company. Because the Company’s bylaws provide that the election of a director requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock, and given the clear preference to approve this proposal by those who have voted on this proposal, the Board of Directors of the Company determined that it would be appropriate to adjourn the Meeting in order to solicit additional votes on the proposal to elect each of Messrs. Royce and Novak as a director of the Company.

Based on the shareholder votes to adjourn the Meeting, the Meeting will reconvene at the Company’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830 on July 17, 2014 at 10:00 a.m., Eastern Time, for the purpose of voting on the election of each of Charles M. Royce and Steven P. Novak as a director of the Company each for a three-year term or until his respective successor is duly elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2014	TICC CAPITAL CORP.

By: /s/ Saul B. Rosenthal
Saul B. Rosenthal
President